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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Northwest Pipe Company on Form S-8 (File Nos. 333-20165, 333-20167, 333-89949 and 333-64083) of our report dated February 21, 2000 on our audits of the consolidated financial statements and financial statement schedule of Northwest Pipe Company and Subsidiaries as of December 31, 1999 and 1998, and for each of the three years in the period ended December 31, 1999, which report is included in this Annual Report on Form 10-K.

PricewaterhouseCoopers LLP



Portland, Oregon
March 20, 2000